LOCK-UP AGREEMENT

This **LOCK-UP AGREEMENT** (this "Agreement") dated as of October 31, 2006 among **Sheffield Pharmaceuticals, Inc.**, a Delaware company (the "Company"), **Pipex Therapeutics, Inc.** , a Delaware corporation ("Pipex") and **Jeffrey Wolf,** as a beneficial stockholder of Pipex (the "Stockholder").

RECITALS

The Stockholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Common Stock, $0.001 par value per share, of the Company (the "Stock") set forth opposite the Stockholder's name on Schedule A hereto (such shares of Stock, together with all other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Subject Shares").

Concurrently with the execution and delivery of this Agreement, Pipex and the Company have entered into a Merger Agreement, whereby Pipex Therapeutics is purchasing certain common stock owned by Stockholder.

As a condition to entering into the Merger Agreement, the Company and Pipex required that the Stockholder enter into this Agreement, and the Stockholder desires to enter into this Agreement to induce the Company and Pipex to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties of the Stockholder.

The Stockholder represents and warrants to the other parties hereto as follows:

(a) *Authority*. The Stockholder is an individual over the age of eighteen years. Such Stockholder has all requisite legal power and authority to execute and deliver this Agreement and to perform the obligations herein. This Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b) *No Conflicts*. (i) No filing by such Stockholder with any governmental body or authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by such Stockholder and (ii) none of the execution and delivery of this Agreement by such Stockholder, or compliance by such Stockholder with any of the provisions hereof shall (A) result in, or give rise to, a violation or breach of or a default under (with or without notice or lapse of time, or both) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or (B) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent such Stockholder from performing its obligations under this Agreement.

(c) *The Subject Shares*. Schedule A sets forth, opposite the Stockholder's name, the number of Subject

Shares over which such Stockholder has record or beneficial ownership as of the date hereof. As of the date hereof, the Stockholder is the record or beneficial owner of the Subject Shares denoted as being owned by such Stockholder on Schedule A and has the sole power to vote (or cause to be voted) such Subject Shares. Except as set forth on such Schedule A , neither such Stockholder nor any controlled affiliate of a Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. Such Stockholder has good and valid title to the Subject Shares denoted as being owned by such Stockholder on Schedule A , free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, as disclosed on Schedule A , or as would not prevent such Stockholder from performing its obligations under this Agreement.

(d) *Reliance By the Company, and Pipex*. The Stockholder understands and acknowledges that the Company, and Pipex are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

(e) *Litigation*. As of the date hereof, there is no action, proceeding or investigation pending or threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

2. **Covenants of the Stockholder**.

Until the termination of this Agreement in accordance with Section 5, the Stockholder, in its capacity as such, agrees as follows:

(a) Such Stockholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer") or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or convert or agree to convert, any or all of the Subject Shares to any person, unless such Transferee agrees, in writing, to be bound by the terms of this Agreement, or (ii) grant any proxies (other than Pipex proxy card in connection with the Pipex Meeting if and to the extent such proxy is consistent with the Stockholder's obligations under this Section 2 hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, other than pursuant to this Agreement. Such Stockholder further agrees not to commit or agree to take any of the foregoing actions or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

(b) The Stockholder shall not, nor shall such Stockholder permit any controlled affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any controlled affiliate to act in concert with any person to make, or in any manner participate in, directly or indirectly, a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission ("SEC")) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of Stock intended to facilitate any Takeover Proposal or to cause stockholders of Pipex not to vote to approve and adopt the matters recommended by the Pipex Board of Directors in connection with the Merger. Such Stockholder shall not, and shall direct any investment banker, attorney, agent or other adviser or representative of such Stockholder not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any person, other the Company, relating to any Takeover Proposal. Such Stockholder hereby represents that, as of the date hereof, it is not engaged in discussions or negotiations with any party other than the Company with respect to any Takeover Proposal.

(c) The Stockholder agrees that any shares of Stock of Pipex that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Termination Date ("New Shares"), and any and all other shares or securities of Sheffield issued, exchanged, issuable or exchangeable in respect of New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted shares of Stock.

3. **Stockholder Capacity**.

No Person executing this Agreement who is or becomes during the term of this Agreement a director or officer of Pipex shall be deemed to make any agreement or understanding in this Agreement in such Person's capacity as a director or officer. The Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares.

4. **Termination of Lock-Up**.

This Agreement shall terminate twelve months from the Effective Date of the Merger between Company and Pipex.

5. **Governing Law**.

This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to any principles or rules of conflicts of laws thereof.

6. **Assignment**.

This Agreement shall be assignable by the Parties. This Agreement shall be binding upon the respective heirs, legal representatives and permitted transferees of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, legal representatives and permitted transferees, any right, remedy or claim under or in respect of this Agreement or any provision hereof. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

7. **Severability**.

If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

8. **Integration**.

This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

9. **Counterparts**.

This Agreement may be executed in several counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10. **Definitions**.

References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity, group (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended) or organization, including, without limitation, a governmental body or authority.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

STOCKHOLDER

By: [signature]
Name: Jeffrey Wolf
Its: Director

ACKNOWLEDGED AND AGREED:

PIPEX THERAPEUTICS, INC.

By: ______________________________
Name:
Its:

SHEFFIELD PHARMACEUTICALS, INC.

By: ______________________________
Name:
Its:

EXHIBIT A
TO LOCK-UP AGREEMENT

STOCKHOLDER

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With a copy to:

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